EXHIBiT 99.1

Vince HOLDING CORP. Announces NEW CHIEF FINANCIAL OFFICER

NEW YORK, November 29, 2023 - Vince Holding Corp. (NYSE: VNCE) (“VNCE” or the “Company”), a global contemporary retailer, today announced the appointment of John Szczepanski as Chief Financial Officer, effective January 2, 2024.

Jack Schwefel, Chief Executive Officer of VNCE, said, “With over 20 years of experience in various corporate finance and supply chain leadership roles, John will be a tremendous asset to our leadership team. I look forward to working closely with John as we continue to progress our transformation program and position Vince for long-term success.”

Mr. Schwefel continued, “In addition, I want to thank Michael for his support over the past few months and for his ongoing work to ensure a smooth transition. We wish him all the best in his future endeavors.”

Mr. Szczepanski has over 20 years of experience as a finance professional with the majority of his career spent at Ralph Lauren Corporation (“Ralph Lauren”). Mr. Szczepanski most recently served as CFO - Global Supply Chain, Brands and the Lifestyle Group for Ralph Lauren, and during his tenure there, he held various finance leadership roles supporting a range of business areas including North America Wholesale, the Brand portfolio, Sourcing & Global Manufacturing and Logistics. Prior to Ralph Lauren, Mr. Szczepanski held multiple roles across corporate and divisional finance functions at MeadWestvaco, now WestRock, and prior to that, was in Corporate Treasury at Fortune Brands, Inc. Mr. Szczepanski holds a Master of Science degree in Finance from Boston College Carroll School of Management and a Bachelor of Science degree in Accounting from Fordham University.

Mr. Szczepanski said, “I have long admired the Vince brand, and I am excited to join the leadership team at this pivotal time for the company as we execute on the transformation program and build on the momentum the team has driven to date.”

The Company also announced today that Michael Hand, who was appointed Interim Chief Financial Officer effective as of July 1, 2023, will resign from such position effective as of January 2, 2024, and will remain with the Company for a transition period in a non-executive capacity.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 49 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our planned transformation program and our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to execute and realize the enhanced profitability expectations of our planned transformation program; our ability to maintain the license agreement with ABG Vince, a subsidiary of Authentic Brands Group; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under "Item 1A—Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com